UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2006

KOMAG, INCORPORATED
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-16852	94-2914864
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1710 Automation Parkway, San Jose, California		95131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-576-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2006, Komag, Incorporated and Komag USA (Malaysia) Sdn (collectively, "Komag") entered into a third amendment ("Amendment No. 3") with Western Digital Technologies, Inc., a wholly owned subsidiary of Western Digital Corporation ("WDC"), to the Volume Purchase Agreement dated as of June 6, 2005 by and among WDC and Komag, as previously amended on July 22, 2005 and November 29, 2005 (collectively, the "VPA"). The VPA provides for supply obligations by Komag and purchase obligations by WDC among other terms and conditions and Amendment No. 3 requires that Komag install additional capacity to supply an increased amount of media to WDC. The term of the Agreement under Amendment No. 3 is for the same period described in the VPA as amended on November 29, 2005.

The above description of Amendment No. 3 is qualified in its entirety by reference to the full text of Amendment No. 3, a copy of which will be filed as an exhibit to Komag’s next annual report on Form 10-K, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOMAG, INCORPORATED

February 2, 2006	By:	Kathleen A. Bayless

Name: Kathleen A. Bayless
Title: Senior Vice President, Chief Financial Officer